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                                SECOND AMENDMENT

                            Dated as of May 15, 2002

                                       TO

               THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                           Dated as of March 27, 2001

                               AND LOAN DOCUMENTS


                                      Among
                       ALLBRITTON COMMUNICATIONS COMPANY,
                                as the Borrower,
                    THE PLEDGORS AND GUARANTORS NAMED HEREIN,
                    the financial institutions party hereto,
                                  as the Banks,
                              FLEET NATIONAL BANK,
                                as the Agent, and
                         DEUTSCHE BANK SECURITIES INC.,
                           as the Documentation Agent







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

                                SECOND AMENDMENT


     This SECOND AMENDMENT is entered into as of May 15, 2002 (this "Amendment") by and among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), the Banks parties hereto (the "Banks"), FLEET NATIONAL BANK, as Agent (the "Agent"), DEUTSCHE BANK SECURITIES INC. (F/K/A DEUTSCHE BANC ALEX. BROWN INC.), as Documentation Agent (the "Documentation Agent"), ALLBRITTON GROUP, INC. ("Allbritton Group"), ALLFINCO, INC. ("Allfinco"), KATV, LLC ("KATV"), KTUL, LLC ("KTUL"), WSET, INCORPORATED ("WSET"), ALLBRITTON TELEVISION PRODUCTIONS, INC. ("ATP"), TV ALABAMA, INC. ("TV AL"), HARRISBURG TELEVISION, INC. ("HTI"), ALLBRITTON BIRMINGHAM CORPORATION ("ABC") and WCIV, LLC. ("WCIV"; and, together with Allfinco, KATV, KTUL, WSET, ATP, TV AL, HTI and ABC, the "Subsidiary Guarantors"; the Borrower, Allbritton Group and the Subsidiary Guarantors are referred to herein collectively as the "Loan Parties") in order to amend as set forth herein: (a) the Amended and Restated Revolving Credit Agreement dated as of March 27, 2001 (as amended and otherwise modified by the First Amendment, dated as of December 19, 2001, and the Letter Waiver, dated as of March 4, 2002, the "Credit Agreement"), among the Borrower, the Banks, the Agent and the Documentation Agent; (b) Unlimited Guaranty, dated as of March 27, 2001 (the "Guaranty"), made by the Subsidiary Guarantors in favor of the Agent; and (c) the Amended and Restated Pledge Agreement, dated as of March 27, 2001 (the "Pledge Agreement"), made by the Borrower, Allbritton Group and the Subsidiary Guarantors (in such capacity, collectively, the "Pledgors") in favor of the Agent.



                                    Recitals
                                    --------


     WHEREAS, the Borrower, Allbritton Group and the Subsidiary Guarantors have requested that the Credit Agreement and other Loan Documents be amended, inter alia, to increase the Total Commitments of the Banks from $50,000,000 to $70,000,000;

     WHEREAS, the Banks, the Documentation Agent and the Agent are willing, on the terms and conditions set forth herein, to amend the Credit Agreement and other Loan Documents in order to permit the Borrower to borrow up to $70,000,000 on the terms and conditions set forth in the Credit Agreement as amended hereby;

     NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 6, the parties hereto hereby agree as follows:

     Section 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     Section 2. Amendments to the Credit Agreement.

          (a) Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex I to this Amendment.

          (b) Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following new definition:

               "Collateral. The Pledged Collateral, as defined in the Pledge Agreement, and any of it."

          (c) Section 1.1 of the Credit Agreement is hereby further amended to amend and restate in their entirety the definitions of "Guaranty Agreement" and "Pledge Agreement" to read, respectively, as follows:

               "Guaranty Agreement. The Guaranty Agreement substantially in the form of Exhibit H attached hereto, dated as of the Closing Date, executed and delivered by the Subsidiaries, and any other guaranty executed and delivered by any Subsidiary, in each case, as amended, supplemented and otherwise modified from time to time in accordance with its terms and the terms hereof, including, without limitation,
          Section 6.18 hereof."

               "Pledge Agreement. The Amended and Restated Pledge Agreement, substantially in the form of Exhibit D attached hereto, dated as of the Closing Date, executed and delivered by Allbritton Group, Inc., the Borrower and certain of its Subsidiaries, as amended, supplemented and otherwise modified from time to time in accordance with its terms and the terms hereof, including, without limitation, Section 6.18 hereof."

     Section 3. Amendment to Pledge Agreement.

          (a) The third paragraph of the Recitals to the Pledge Agreement is hereby amended and restated in its entirety to read as set forth below:

               "WHEREAS, the Borrower has entered into an Amended and Restated Revolving Credit Agreement dated as of March 27, 2001 (as amended, restated or otherwise modified in accordance with its terms from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions which are now, or hereafter become, parties thereto as lenders (the "Banks"), and FLEET NATIONAL BANK ("Fleet"), as agent for the Banks, pursuant to which the Banks have extended commitments to make Loans to the Borrower; and"

          (b) Section 2.4 of the Pledge Agreement is hereby amended to add at the end of such Section, the following new sentence:

          "Each Pledgor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral of such Pledgor without the signature of such Pledgor where permitted by law."

     Section 4. Amendment to Guaranty. The first paragraph of the Recitals to the Guaranty is hereby amended and restated in its entirety to read as set forth below:

               "Pursuant to that certain AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of March 27, 2001 (as amended, restated or otherwise modified in accordance with its terms from time to time, the "Credit Agreement"), by and among Allbritton Communications Company (the "Borrower"), the financial institutions party thereto (the "Banks"), and the Agent, the Banks have agreed to extend credit facilities to the Borrower. The Credit Agreement provides for, among other things, a guaranty to be executed by the Guarantors."

     Section 5. Consents.

          (a) Each of the Pledgors hereby confirms and agrees that (i) the Pledge Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) the Pledge Agreement and all of the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations.

          (b) Each of the Subsidiary Guarantors hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

     Section 6. Effectiveness; Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Banks, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Effective Date"):

          (a) Execution of Amendment. The Agent shall have received counterparts of this Amendment executed by each Loan Party, each of the Banks and the Documentation Agent.

          (b) Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Loan Party of this Amendment and the other Loan Documents, as amended hereby, to which it is a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

          (c) Notes. Each of the promissory notes required to be issued pursuant to Section 2.4 of the Credit Agreement, as amended hereby, and evidencing the Loans in substantially the form of Exhibit A hereto shall have been duly executed and delivered by the Borrower to the Agent on behalf of the Banks.

          (d) Opinion of Borrower's Legal Counsel. Each of the Banks and the Agent shall have received (a) from Fulbright & Jaworski L.L.P., legal counsel to the Loan Parties, a favorable opinion addressed to the Banks and the Agent dated as of the Effective Date, in form and substance acceptable to the Agent, and (b) from Jerald N. Fritz, Esq., FCC counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent, dated as of the Effective Date, in form and substance acceptable to the Agent.

          (e) Certified Copies of Charter Documents. Each of the Banks shall have received from each Loan Party a copy of the charter or other organizational documents and by-laws of such Loan Party certified by the Secretary of such Loan Party to be true and complete as of the Effective Date, or, in lieu thereof, a certification by the Secretary of such Loan Party that there has been no amendment or other modification to the Loan Party's organizational documents or by-laws as delivered on the Closing Date.

          (f) Incumbency Certificate. Each of the Banks shall have received from each Loan Party an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of such Loan Party, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign this Amendment in the name and on behalf of such Loan Party, (ii) in the case of the Borrower, to make application for the Loans, and (iii) to give notices and to take other action on its behalf under the Loan Documents, or, in lieu thereof, a certificate by the Secretary of such Loan Party that there has been no amendment or other modification to the Loan Party's incumbency certificate as delivered on the Closing Date.

          (g) Good Standing Certificates. The Agent shall have received, with a copy for each Bank, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of each Loan Party in the jurisdiction of its incorporation.

          (h) Arrangement Fee. The Borrower shall pay to the Agent, for the accounts of the Banks, in accordance with their respective Commitment Percentages, a one-time Arrangement Fee in the amount of $200,000.

     Section 7. Representations and Warranties; No Default. The Borrower hereby confirms to the Agent, the Banks and the Documentation Agent, that, after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Section 5 (other than Section 5.4.2) of the Credit Agreement (as amended hereby) as of the Effective Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), as if set forth herein in full. The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

     Section 8. Reference to and Effect on the Loan Documents.

          (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement, Pledge Agreement, Guaranty and each of the other Loan Documents to (i) the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, (ii) the "Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Pledge Agreement, shall mean and be a reference to the Pledge Agreement, as amended by this Amendment, and (iii) the "Guaranty", "Guaranty Agreement", "thereunder", "thereof" or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty, as amended by this Amendment.

          (b) The Credit Agreement, the Notes, and each of the other Loan Documents, in each case, as amended hereby, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents, except as expressly set forth herein.

     Section 9. Fees and Expenses. The Borrower agrees to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin Procter LLP.

     Section 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.

     Section 11. Governing Law. This Amendment shall be a Loan Document and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.


                           [Signature Page(s) Follow]

     IN WITNESS WHEREOF, the Borrower, Allbritton Group and the Subsidiary Guarantors, the Banks, the Agent and the Documentation Agent have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.


                                      ALLBRITTON COMMUNICATIONS
                                      COMPANY, as Borrower and Pledgor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Senior Vice President


                                      ALLBRITTON GROUP, INC., as Pledgor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President


                                      ALLFINCO, INC., as Pledgor and Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President


                                      KATV, LLC, as Pledgor and Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President

                                      KTUL, LLC, as Pledgor and Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President


                                      WSET, INCORPORATED, as Pledgor and
                                      Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President


                                      ALLBRITTON TELEVISION PRODUCTIONS, INC., as Pledgor and Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President


                                      TV ALABAMA, INC., as Pledgor and Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President


                                      HARRISBURG TELEVISION, INC., as Pledgor
                                      and Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President

                                      ALLBRITTON BIRMINGHAM CORPORATION, as
                                      Pledgor and Guarantor

                                      By /s/ Robert L. Allbritton
                                        ----------------------------------------
                                         Name:  Robert L. Allbritton
                                         Title: President


                                      WCIV, LLC, as Pledgor and Guarantor

                                      By /s/ Stephen P. Gibson
                                        ----------------------------------------
                                         Name:  Stephen P. Gibson
                                         Title: Vice President


                                      FLEET NATIONAL BANK, individually and as Agent

                                      By /s/ Susan Lee
                                        ----------------------------------------
                                         Name:  Susan Lee
                                         Title: Assistant Vice President


                                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                      By /s/ Gregory Shefrin
                                        ----------------------------------------
                                         Name:  Gregory Shefrin
                                         Title: Director


                                      DEUTSCHE BANK SECURITIES INC., as
                                      Documentation Agent

                                      By /s/ Daniel B. Graves
                                        ----------------------------------------
                                         Name:  Daniel B. Graves
                                         Title:

                                     ANNEX I
                                     -------

                                  Schedule 1.1
                                  ------------

                                   Commitments
                                   -----------



                                                                 Percentage of
Bank                                     Commitment                Commitment
----                                     ----------                ----------


Fleet National Bank                     $42,000,000.00                 60%

Deutsche Bank Trust Company             $28,000,000.00                 40%
     Americas



Totals:                                 $70,000,000.00                100%




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


                                    EXHIBIT A



                Form of Notes to be Issued on the Effective Date
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